Exhibit (h)(1)(v)

AMENDMENT NO. 4 TO

ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT NO. 4 TO ADMINISTRATIVE SERVICES AGREEMENT, dated as of April 10, 2013 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust (the “Registrants”), each a Massachusetts business trust, on behalf of their respective underlying series listed in Schedule A to the Administrative Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties wish to restate Schedule A and Schedule B to reflect the addition of new series of the Registrants to the Agreement;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A and Schedule B. Effective as of the date hereof, Schedule A and Schedule B to the Agreement shall be replaced with Schedule A and Schedule B hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrants, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

Exhibit (h)(1)(v)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

Exhibit (h)(1)(v)

Schedule A

List of Series Under each Registrant

Effective as of April 10, 2013

Registrant	FUNDS
Columbia Funds Series Trust I	Active Portfolios Multi-Manager Alternative Strategies Fund
Active Portfolios Multi-Manager Core Plus Bond Fund
Active Portfolios Multi-Manager Small Cap Equity Fund
CMG Ultra Short Term Bond Fund
Columbia Active Portfolios – Select Large Cap Growth Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia High Yield Opportunity Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia Large Cap Growth Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia Mid Cap Growth Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia Risk Allocation Fund
Columbia Select Large Cap Growth Fund
Columbia Select Small Cap Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund

Exhibit (h)(1)(v)

Columbia Funds Variable Insurance Trust	Columbia Variable Portfolio – Asset Allocation Fund
Columbia Variable Portfolio – Contrarian Core Fund
Columbia Variable Portfolio – Core Bond Fund
Columbia Variable Portfolio – Managed Volatility Conservative Fund
Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund
Columbia Variable Portfolio – Managed Volatility Growth Fund
Columbia Variable Portfolio – Money Market Fund
Columbia Variable Portfolio – Select Large Cap Growth Fund
Columbia Variable Portfolio – Small Cap Value Fund
Columbia Variable Portfolio – Small Company Growth Fund
Columbia Variable Portfolio – Strategic Income Fund
Variable Portfolio – AQR Managed Futures Strategy Fund
Variable Portfolio – Eaton Vance Global Macro Advantage Fund
Variable Portfolio – Goldman Sachs Commodity Strategy Fund
Variable Portfolio – Pyrford International Equity Fund

Exhibit (h)(1)(v)

Fee Schedule

Effective as of April 10, 2013

Group I

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Active Portfolio Multi Manager Alternative Strategies Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Active Portfolio Multi-Manager Core Plus Bond Fund	March 14, 2012	0.070%	0.065%	0.060%	0.050%	0.040%
Active Portfolio Multi Manager Small Cap Equity Fund	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Active Portfolio – Select Large Cap Growth Fund	March 14, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Balanced Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Contrarian Core Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Corporate Income Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Dividend Income Fund	July 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia High Yield Municipal Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia High Yield Opportunity Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia International Bond Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Large Cap Growth Fund	April 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Mid Cap Growth Fund	April 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Risk Allocation Fund	June 18, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Select Large Cap Growth Fund	July 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Select Small Cap Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Core Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%

Exhibit (h)(1)(v)

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Small Cap Growth Fund I	March 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Value Fund I	April 30, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Strategic Income Fund	May 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Strategic Investor Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Variable Portfolio – Contrarian Core Fund	March 14, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Core Bond Fund	April 10, 2013	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Variable Portfolio – Select Large Cap Growth Fund	May 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Small Cap Value Fund	May 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Small Company Growth Fund	May 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Strategic Income Fund	April 30, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Variable Portfolio – AQR Managed Futures Strategy Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Eaton Vance Global Macro Advantage Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Goldman Sachs Commodity Strategy Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Pyrford International Equity Fund	April 10, 2013	0.080%	0.075%	0.070%	0.060%	0.050%

Group II

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia California Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Connecticut Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%

Exhibit (h)(1)(v)

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Connecticut Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Massachusetts Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Massachusetts Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia New York Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia New York Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Oregon Intermediate Municipal Bond Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%

Group III

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Real Estate Equity Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%

Group IV

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Energy and Natural Resources Fund	May 1, 2011	0.060%	0.050%	0.040%
Columbia Pacific/Asia Fund	July 1, 2011	0.080%	0.070%	0.060%

Group V

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Value and Restructuring Fund	August 1, 2012	0.060%	0.040%	0.030%

Exhibit (h)(1)(v)

Group VI

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $750	>$750 - $1,000	>$1 ,000 - $3,000	>$3 ,000
Columbia Emerging Markets Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%

Group VII

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $1,000	>$1,000 - $1,500	>$1,500 - $3,000	>$3,000 - $6,000	>$6,000
Columbia Greater China Fund	July 1, 2011	0.080%	0.070%	0.060%	0.050%	0.040%

Group VIII

FUNDS	Effective Date of Fee Schedule	All ASSETS(1)
CMG Ultra Short Term Bond Fund	May 1, 2010	N/A
Columbia Technology Fund	May 1, 2010	N/A
Columbia U.S. Treasury Index Fund(3)	May 1, 2010	0.300%
Columbia Variable Portfolio – Asset Allocation Fund	October 22, 2010	0.20%
Columbia Variable Portfolio – Money Market Fund	May 1, 2010	0.150%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on aggregate net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Administrator (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any administrative fees paid to the Administrator by any Subsidiaries under separate administrative services agreements with the Subsidiaries.
(3)	The Administrator pays all operating expenses of the Fund with the exception of brokerage fees and expenses, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Administrator or its affiliates, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

Exhibit (h)(1)(v)

Group IX

Fund	Effective Date of Fee Schedule	Category of Portfolio Investment	Assets (in Millions)	Rate of Fee(1)
Columbia Variable Portfolio – Managed Volatility Conservative Fund	April 10, 2013	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an administrative services fee to the Investment Manager	All such assets	0.020%
		Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an administrative services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.060%
			>$500 - $1,000	0.055%
			>$1,000 - $3,000	0.050%
			>$3,000 - $12,000	0.040%
			>$12,000	0.030%

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund	April 10, 2013	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an administrative services fee to the Investment Manager	All such assets	0.020%
		Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an administrative services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.060%
			>$500 - $1,000	0.055%
			>$1,000 - $3,000	0.050%
			>$3,000 - $12,000	0.040%
			>$12,000	0.030%

Columbia Variable Portfolio – Managed Volatility Growth Fund	April 10, 2013	Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an administrative services fee to the Investment Manager	All such assets	0.020%
		Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an administrative services fee to the Investment Manager, third party funds, derivatives and individual securities	$0 - $500	0.060%
			>$500 - $1,000	0.055%
			>$1,000 - $3,000	0.050%
			>$3,000 - $12,000	0.040%
			>$12,000	0.030%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets. In no event shall the administrative fee be negative (even if the portfolio investments in a particular category have a negative net value).